Exhibit 99.1

The Premier capital provider to the hospitality industryTM	NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS FIRST QUARTER RESULTS
DALLAS — (April 30, 2008) — Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the first quarter ended March 31, 2008. The proforma performance measurements for Occupancy, Average Daily Rate (ADR), revenue per available room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) include the Company’s 109 hotels owned and included in continuing operations as of March 31, 2008, which excludes 1 hotel asset as of that date. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2008, with the first quarter ended March 31, 2007. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 111.4% to $314.5 million from $148.7 million

•	Net loss available to common shareholders was $833,000, or $0.01 per diluted share

•	Adjusted funds from operations (AFFO) increased 39.6% to $39.9 million

•	AFFO per diluted share was $0.29

•	Cash available for distribution (CAD) increased 26.7% to $30.6 million

•	CAD per diluted share was $0.22

•	Declared quarterly common dividend of $0.21 per diluted share

•	AFFO Dividend coverage was 136% for the quarter

•	CAD Dividend coverage was 105%
STRONG INTERNAL GROWTH
•	Proforma RevPAR increased 2.6% for hotels not under renovation on a 3% increase in ADR to $145.53 and a 26-basis point decline in occupancy

•	Proforma RevPAR increased 0.8% for all hotels on a 3.3% increase in ADR to $147.43 and a 168-basis point decline in occupancy

•	Proforma Hotel Operating Profit for hotels not under renovation improved 6.5%

•	Proforma Hotel Operating Profit margin for hotels not under renovation improved 80 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in the first quarter totaled $32.6 million

•	Two hotels and one office building sold in the first quarter for $81 million

•	One hotel under contract for sales price of $78 million
PORTFOLIO REVPAR GROWTH
As of March 31, 2008, the Company had a portfolio of direct hotel investments consisting of 109 properties classified in continuing operations. During the first quarter, 96 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 109 hotels) and proforma not-under-renovation basis (96 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 109 hotels in continuing operations.

14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

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AHT Announces First Quarter Results

April 30, 2008
Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: New England (4 hotels) with 13.8%; Canada (1) with 10.4% ; East South Central (2) with 5.9%; West South Central (11) with a 4.3% increase; Mountain (8) with 2.2%; Middle Atlantic (10) with 1.2%; Pacific (22) with 0.5%; South Atlantic (38) with 0.4% decrease; East North Central (10) with 1.4% decrease; and West North Central (3) with 4.6% decrease.

•	RevPAR growth by brand was led by: Radisson (2 hotels) with 4.6%; Marriott (57) with 4.1%; Hyatt (4) with 0.9%; Hilton (35) with 1.0% decrease; Starwood (7) with 3.5% decrease; InterContinental (2) with 4.5% decrease; and independents (2) with 45.9% decrease.
HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
For the 96 hotels as of March 31, 2008 that were not under renovation, Proforma Hotel EBITDA (adjusted as if all hotels were included throughout both periods) increased 6.5% to $80.4 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 80 basis points to 30.0%. For all 109 hotels included in continuing operations as of March 31, 2008, Proforma Hotel EBITDA increased 0.4% to $88.9 million and Hotel EBITDA margin decreased 37 basis points to 28.2%.
Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. The details of the quarterly calculations for the previous four quarters for the current portfolio of 109 hotels included in continuing operations are provided in the tables attached to this release.
Monty J. Bennett, President and CEO, commented, “In the lodging industry today we see RevPAR growth continuing to slow due to economic headlines weighing heavily on both business and leisure travelers. Historically a weaker seasonality period for our portfolio, the first quarter comparisons also suffered from a shift of the Easter holiday to March this year compared to April last year. However, we were still able to execute our contingency plans to deliver positive RevPAR and operating margin growth for our hotels not under renovation.”
CAPITAL STRUCTURE
On March 12, 2008, the Company executed a five-year swap on $1.8 billion of fixed-rate debt at a weighted average interest rate of 5.84% for a floating interest rate of LIBOR plus 264 basis points, or an equivalent savings of 34 basis points assuming the March 12 LIBOR rate of 2.86%. In conjunction with the swap execution, Ashford sold a five-year LIBOR floor notional amount of $1.8 billion at 1.25% and purchased a LIBOR cap notional amount of $1 billion at 3.75% for the first three years. The net upfront cost of the swap, LIBOR cap, and floor transactions was approximately $4.6 million and was capitalized as an asset on the Balance Sheet. The unrealized change in market value of this transaction will be reflected in the Statement of Operations each quarter. The Company will continue to monitor additional interest rate cap transactions as conditions warrant.
At March 31, 2008, the Company’s net debt (defined as total debt less unrestricted cash) to total gross assets (defined as un-depreciated investment in hotel property plus notes receivable) was 61.5%. Following the $1.8 billion interest rate swap, the Company’s $2.7 billion debt balance, as of March 31, 2008, consisted of 89% of floating-rate debt, with a total weighted average interest rate of 5.19%. The Company’s weighted average debt maturity including extension options is 6.5 years.
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AHT Announces First Quarter Results

April 30, 2008
FIRST QUARTER INVESTMENT ACTIVITY
On January 2, 2008, the Company originated a $7.1 million mezzanine loan secured by an interest in the Hotel La Jolla in La Jolla, California. Maturing January 2011, the loan bears interest at a rate of 900 basis points over LIBOR, with interest-only payments through maturity.
On January 11, 2008, the Company sold its JW Marriott in New Orleans, Louisiana, for approximately $67.5 million. As the Company acquired this property on April 11, 2007, no gain or loss will be recognized on this sale. In connection with this sale, the buyer assumed approximately $43.5 million mortgage debt, payable at an 8.08% interest rate, due August 1, 2010.
On January 22, 2008, the Company formed a joint venture with Prudential Real Estate Investors (“PREI”) to invest in structured debt and equity hotel investments in the United States. The joint venture, which is expected to be funded over the next two years, will ultimately be capitalized with $300 million from investors in a fund managed by PREI and $100 million from the Company. The Company and PREI will contribute the capital required for each mezzanine investment on a 25%/75% basis, respectively. The joint venture has currently funded $91.4 million of mezzanine investments. The Company will be entitled to annual management and sourcing fees, reimbursement of expenses, and a promoted yield equal to a current 1.3x the venture yield subject to maximum threshold limitations, but further enhanced by an additional promote based upon a total net return to PREI. PREI’s equity will be in a senior position on each investment. With limited exceptions, the joint venture will be the primary vehicle for the Company’s hotel lending efforts. The joint venture will have the right of first refusal on all mezzanine investment opportunities presented by the Company, provided the investment meets certain criteria. On February 6, 2008, PREI acquired a 75% interest in the Company’s $21.5 million Westin Tucson and Westin Hilton Head mezzanine loan receivable, which the Company originated December 5, 2007, and matures January 2018.
On February 6, 2008, the Company acquired a $38.0 million mezzanine loan secured by the Ritz-Carlton Key Biscayne in Miami, Florida, for approximately $33.0 million. Maturing in June 2017, the loan bears interest at a rate of 9.66% at par with an expected yield to the maturity to the Company of approximately 12.5%. This loan is wholly owned by the Company.
On February 14, 2008, the Company’s joint venture with PREI acquired a senior mezzanine loan secured by a 29-hotel portfolio of full- and select-service hotels related to the JER Partners acquisition of Highland Hospitality. The Company’s 25% of the joint venture investment equals $17.5 million and is priced to yield approximately 18.3% based upon the purchase price discount to par, the forward LIBOR curve through the initial maturity of the loan, and the joint venture promote.
On February 29, 2009, the Company sold its building held for sale in Fort Worth, Texas for approximately $4.1 million.
On March 25, 2008, the Company sold its Sheraton Iowa City Hotel in Iowa City, Iowa, for approximately $9.5 million.
SUBSEQUENT INVESTMENT ACTIVITY
On March 26, 2008, the Company placed under contract its Hyatt Dulles Airport in Herndon, Virginia, for a sales price of $78 million. Accordingly this property was reclassified to Discontinued Operations. The transaction is expected to close in June 2008.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “We remain focused on two core strategies. The first is to enhance dividend coverage by growing EBITDA and swapping our debt to floating rate during these tougher economic times. We look to grow EBITDA by implementing our hotel asset contingency plans to cut costs, appealing all property tax assessments, locking down our insurance for two years, and continuing to lock down energy costs for 18 — 24 months. The second strategy involves capital allocation. We continue to harvest or preserve capital by selling hotel assets, cutting back on discretionary capex programs, and creating joint ventures while deploying capital
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AHT Announces First Quarter Results

April 30, 2008
into debt reduction, share buybacks, and mezzanine investments. These strategies serve to protect the dividend while also improving our asset profile.”"."
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, May 1, 2008, at 11:00 a.m. ET. The number to call for this interactive teleconference is (303) 262-2142. A replay of the conference call will be available through May 8, 2008, by dialing (303) 590-3000 and entering the confirmation number, 11111805#.
The Company will also provide an online simulcast and rebroadcast of its first quarter 2008 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com on Thursday, May 1, 2008, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year. A direct link to the live broadcast can be found at: http://www.videonewswire.com/event.asp?id=47145.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate
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AHT Announces First Quarter Results

April 30, 2008
Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Investment in hotel properties, net	$3,824,097	$3,885,737
Cash and cash equivalents	94,424	92,271
Restricted cash	46,735	52,872
Accounts receivable, net	63,968	51,314
Inventories	4,107	4,100
Assets held for sale	68,647	75,739
Notes receivable	112,462	94,225
Investment in unconsolidated joint venture	23,557	—
Deferred costs, net	23,597	25,714
Prepaid expenses	18,655	20,223
Other assets	14,281	6,027
Intangible assets, net	3,144	13,889
Due from third-party hotel managers	55,991	59,505

Total assets	$4,353,665	$4,381,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Indebtedness	$2,664,850	$2,639,546
Indebtedness related to assets held for sale	47,450	61,229
Capital leases payable	426	498
Accounts payable	50,254	55,177
Accrued expenses	68,768	69,519
Dividends payable	35,115	35,031
Deferred income	379	254
Deferred incentive management fees	3,514	3,557
Unfavorable management contract liabilities	22,832	23,396
Other liabilities	4,565	4,703
Due to third-party hotel managers	4,185	5,904
Due to related parties	3,356	2,732

Total liabilities	2,905,694	2,901,546

Minority interest in consolidated joint ventures	18,333	19,036
Minority interest in operating partnership	98,804	101,031
Series B Cumulative Convertible Redeemable Preferred stock, 7,447,865 issued and outstanding	75,000	75,000

Shareholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding	23	23
Series D Cumulative Preferred Stock, 8,000,000 issued and outstanding	80	80
Common stock, $0.01 par value, 200,000,000 shares authorized, 122,754,192 shares issued and 119,723,972 shares outstanding at March 31, 2008 and 122,765,691 shares issued and 120,376,055 shares outstanding at December 31, 2007	1,228	1,228
Additional paid-in capital	1,456,886	1,455,917
Accumulated other comprehensive loss	(252)	(115)
Accumulated deficit	(179,639)	(153,664)
Treasury stock, at cost (3,030,220 shares at March 31, 2008 and 2,389,636 shares at December 31, 2007)	(22,492)	(18,466)

Total shareholders’ equity	1,255,834	1,285,003

Total liabilities and owners’ equity	$4,353,665	$4,381,616

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
REVENUE
Rooms	$225,602	$110,000
Food and beverage	69,511	30,136
Rental income from operating leases	1,347	—
Other	14,253	4,923

Total hotel revenue	310,713	145,059
Interest income from notes receivable	3,255	3,355
Asset management fees and other	522	331

Total Revenue	314,490	148,745

EXPENSES
Hotel operating expenses
Rooms	50,488	24,306
Food and beverage	49,186	21,828
Other direct	7,742	2,321
Indirect	86,481	42,066

Management fees	12,093	5,337

Total hotel expenses	205,990	95,858
Property taxes, insurance, and other	16,227	7,769
Depreciation and amortization	45,570	16,237
Corporate general and administrative
Stock-based compensation	1,609	1,059
Other general and administrative	6,095	3,535

Total Operating Expenses	275,491	124,458

OPERATING INCOME	38,999	24,287
Equity earnings in unconsolidated joint venture	526	—
Interest income	546	498
Other income	296	—
Interest expense	(37,853)	(15,140)
Amortization of loan costs	(1,768)	(635)
Write-off of loan costs and exit fees	—	(491)
Unrealized gains (losses) on derivatives	4,049	(35)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	4,795	8,484
Income tax (expense) benefit	(410)	1,148
Minority interests in earnings of consolidated joint ventures	(67)	—
Minority interests in earnings of operating partnership	(400)	(1,442)

INCOME FROM CONTINUING OPERATIONS	3,918	8,190
Income from discontinued operations, net	2,267	3,301

NET INCOME	6,185	11,491
Preferred dividends	(7,018)	(2,793)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(833)	$8,698

INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic -
(Loss) income from continuing operations available to common shareholders	$(0.03)	$0.07
Income from continuing operations	0.02	0.05

Net (loss) income available to common shareholders	$(0.01)	$0.12

Diluted -
(Loss) income from continuing operations available to common shareholders	$(0.03)	$0.07
Income from continuing operations	0.02	0.05

Net (loss) income available to common shareholders	$(0.01)	$0.12

Weighted Average Common Shares Outstanding:
Basic	118,855	72,042

Diluted	118,855	72,449

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(in thousands, except per share amounts and ratios)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
Net income	$6,185	$11,491
Interest income	(546)	(498)
Interest expense and amortization of loan costs	40,590	16,738
Depreciation and amortization	46,326	17,196
Minority interest in earnings of operating partnership	631	1,827
Income tax expense (benefit)	410	(509)

EBITDA	$93,596	$46,245

NOTE:	For the three months ended March 31, 2008, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of $565,000, the gains on sales of properties of $889,000, the unrealized gains on derivatives of $4.0 million, and the write-off of loan costs, premiums and exit fees of $1.9 million.
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
Net income	$6,185	$11,491
Preferred dividends	(7,018)	(2,793)

Net (loss) income available to common shareholders	(833)	8,698

Depreciation and amortization	45,298	17,116
Gains on sales of hotel properties, net of related income taxes	(889)	(1,388)
Minority interest in earnings of operating partnership	631	1,827

FFO available to common shareholders	44,207	26,253
Dividends on convertible preferred stock	1,564	1,564
Write-off of loan costs, premiums and exit fees(1)	(1,862)	703
Unrealized (gains) losses on derivatives	(4,049)	35

Adjusted FFO	$39,860	$28,555

Adjusted FFO per diluted share available to common shareholders	$0.29	$0.31

Weighted average diluted shares	139,770	93,409

Dividend coverage	136%	146%

(1)	For the three months ended March 31, 2008, the amount includes a write-off of debt premium of $2,086,000 at the sale of JW Marriott, New Orleans. As a result, it increased net income by that amount.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(in thousands, except per share amounts)

	Three Months	Per	Three Months	Per
	Ended	Diluted	Ended	Diluted
	March 31, 2008	Share	March 31, 2007	Share
	(Unaudited)
Net (loss) income available to common shareholders	$(833)	$(0.01)	$8,698	$0.09
Dividends on convertible preferred stock	1,564	0.01	1,564	0.02

Total	731	0.01	10,262	0.11
Depreciation and amortization	45,298	0.32	17,116	0.18
Minority interest in earnings of operating partnership	631	0.00	1,827	0.02
Stock-based compensation	1,609	0.01	1,059	0.01
Amortization of loan costs	1,803	0.01	659	0.01
Write-off of loan costs, premiums and exit fees(1)	(1,862)	(0.01)	703	0.01
Amortization of unfavorable management contract liabilities	(565)	(0.00)	(424)	(0.00)
Gains on sales of properties, net of related income taxes	(889)	(0.01)	(1,388)	(0.01)
Unrealized (gains) losses on derivatives	(4,049)	(0.03)	35	0.00
Capital improvements reserve	(12,099)	(0.09)	(5,687)	(0.06)

CAD	$30,608	$0.22	$24,162	$0.26

(1)	For the three months ended March 31, 2008, the amount includes a write-off of debt premium of $2,086,000 at the sale of JW Marriott, New Orleans. As a result, it increased net income by that amount.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
DEBT SUMMARY
MARCH 31, 2008
(dollars in thousands)
(Unaudited)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
Mortgage loan secured by 25 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.42%	$455,115	$—	$455,115
Term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average average interest rate of 5.73%	211,475	—	211,475
Secured credit facility, matures April 9, 2010, at an interest rate of LIBOR plus a range of 1.55% to 1.95% depending on the loan-to- value ratio, with two one-year extension options	—	140,000	140,000
Term loan secured by one hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 2.0%, with three one-year three one-year extension options	—	47,450	47,450
Mortgage loan secured by one hotel property, matures December 1, 2017, at an interest rate of 7.39%	49,797	—	49,797
Mortgage loan secured by one hotel property, matures December 8, 2016, at an interest rate of 5.81%	101,000	—	101,000
Mortgage loan secured by five hotel properties, matures December 11, 2009, at an interest rate of LIBOR plus 1.72%, with two one-year extension options	—	168,400	168,400
Mortgage loan secured by 28 hotel properties, matures April 11, 2017, at an average blended interest rate of 5.95%	928,465	—	928,465
Loan secured by 13 hotel, matures May 9, 2009, at an interest rate of LIBOR plus 1.65%, with three one-year extension options	—	213,889	213,889
Mortgage loans secured by 15 hotel properties, mature between 2008 and 2018, with an average blended interest rate of 5.86%	360,341	—	360,341

Total Debt Excluding Premium	$2,106,193	$569,739	2,675,932

Mark-to-Market Premium			1,584
Plus Debt Attributable to Joint Venture Partners			34,784

Total Debt Including Premium			$2,712,300

Percentage	78.7%	21.3%	100.0%

Weighted average interest rate at March 31, 2008			5.52%

Total with the effect of interest rate swap at March 31, 2008	$306,193	$2,369,739	$2,675,932

Percentage with the effect of interest rate swap at March 31, 2008	11.4%	88.6%	100.0%

Weighted average interest rate with the effect of interest rate swap at March 31, 2008			5.19%

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$230,489	$226,959	1.56%
RevPAR	$102.33	$101.50	0.82%
Occupancy	69.41%	71.09%	-1.68%
ADR	$147.43	$142.78	3.26%

NOTE:	The above pro forma table assumes the 109 hotel properties owned and included in continuing operations at March 31, 2008 were owned as of the beginning of period presented.

	Three Months Ended
	March 31,
	2008	2007	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$196,081	$189,687	3.37%
RevPAR	$102.85	$100.24	2.60%
Occupancy	70.67%	70.93%	-0.26%
ADR	$145.53	$141.32	2.98%

NOTE:	The above pro forma table assumes the 96 hotel properties owned and included in continuing operations at March 31, 2008 but not under renovation for the three months ended March 31, 2008 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Sea Turtle Inn Jacksonville, Marriott at RTP Durham, JW Marriott San Francisco, Marriott Gateway Arlington, Sheraton San Diego Mission Valley, Hilton Minneapolis Airport, Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek, Sheraton Hotel Anchorage, Embassy Suites Santa Clara, Courtyard by Marriott Basking Ridge, TownePlace Suites by Marriott Manhattan Beach, Courtyard by Marriott San Francisco
OTHER NOTE:
As the Company’s Courtyard by Marriott hotel in Philadephia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, the above pro forma tables, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(dollars in thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2008	2007	% Variance
REVENUE
Rooms	$230,489	$226,959	1.6%
Food and beverage	70,225	67,594	3.9%
Other	14,316	15,004	-4.6%

Total hotel revenue	315,030	309,557	1.8%

EXPENSES
Rooms	51,571	50,793	1.5%
Food and beverage	49,748	49,617	0.3%
Other direct	7,804	7,769	0.5%
Indirect	86,832	82,552	5.2%
Management fees, includes base and incentive fees	13,708	13,517	1.4%

Total hotel operating expenses	209,663	204,248	2.7%
Property taxes, insurance, and other	16,496	16,830	-2.0%

HOTEL OPERATING PROFIT (Hotel EBITDA)	88,871	88,479	0.4%
Minority interest in earnings of consolidated joint ventures	1,754	1,657	5.9%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$87,117	$86,822	0.3%

NOTE:	The above pro forma table assumes the 109 hotel properties owned and included in continuing operations at March 31, 2008 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2008	2007	% Variance
REVENUE
Rooms (1)	$196,081	$189,687	3.4%
Food and beverage	58,959	55,400	6.4%
Other	12,645	13,088	-3.4%

Total hotel revenue	267,685	258,175	3.7%

EXPENSES
Rooms (1)	42,772	41,782	2.4%
Food and beverage	40,849	40,356	1.2%
Other direct	6,713	6,702	0.2%
Indirect	70,962	68,723	3.3%
Management fees, includes base and incentive fees	12,053	11,043	9.1%

Total hotel operating expenses	173,349	168,606	2.8%
Property taxes, insurance, and other	13,962	14,109	-1.0%

HOTEL OPERATING PROFIT (Hotel EBITDA)	80,374	75,460	6.5%
Minority interest in earnings of consolidated joint ventures	1,754	1,657	5.9%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$78,620	$73,803	6.5%

(1)	The above pro forma table assumes the 96 hotel properties owned and included in continuing operations at March 31, 2008 but not under renovation during the three months ended March 31, 2008 were owned as of the beginning of the periods presented.

NOTE:	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro forma tables, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL REVPAR BY REGION
(Unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2008	2007	% Change
Pacific (1)	22	5,864	$110.43	$109.85	0.5%
Mountain (2)	8	1,704	$127.24	$124.47	2.2%
West North Central (3)	3	690	$79.43	$83.24	-4.6%
West South Central (4)	11	2,586	$105.38	$101.01	4.3%
East North Central (5)	10	2,624	$72.68	$73.70	-1.4%
East South Central (6)	2	236	$89.91	$84.90	5.9%
Middle Atlantic (7)	10	2,669	$89.00	$87.91	1.2%
South Atlantic (8)	38	7,727	$113.35	$113.77	-0.4%
New England (9)	4	458	$62.41	$54.85	13.8%
Canada	1	607	$56.41	$51.10	10.4%

Total Portfolio	109	25,165	$102.33	$101.50	0.8%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
OTHER NOTES:
(1)	The above pro forma table assumes the 109 hotel properties owned and included in continuing operations as of March 31, 2008 were owned as of the beginning of the periods presented.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL REVPAR BY BRAND
(Unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Brand	Hotels	Rooms	2008	2007	% Change
Hilton	35	8,012	$111.98	$113.09	-1.0%
Hyatt	4	2,275	$92.65	$91.80	0.9%
InterContinental	2	420	$163.12	$170.75	-4.5%
Independent	2	317	$34.96	$64.67	-45.9%
Marriott	57	11,713	$104.79	$100.70	4.1%
Radisson	2	315	$47.05	$44.98	4.6%
Starwood	7	2,113	$68.55	$71.00	-3.5%

Total Portfolio	109	25,165	$102.33	$101.50	0.8%

NOTES:
(1)	The above pro forma table assumes the 109 hotel properties owned and included in continuing operations as of March 31, 2008 were owned as of the beginning of the periods presented.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT BY REGION
(dollas in thousands)
(Unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2008	% Total	2007	% Total	% Change
Pacific (1)	22	5,864	$24,190	27.2%	$23,733	26.8%	1.9%
Mountain (2)	8	1,704	9,999	11.3%	10,007	11.3%	-0.1%
West North Central (3)	3	690	1,937	2.2%	2,191	2.5%	-11.6%
West South Central (4)	11	2,586	11,116	12.5%	9,936	11.2%	11.9%
East North Central (5)	10	2,624	4,940	5.6%	4,574	5.2%	8.0%
East South Central (6)	2	236	830	0.9%	811	0.9%	2.3%
Middle Atlantic (7)	10	2,669	5,074	5.7%	5,933	6.7%	-14.5%
South Atlantic (8)	38	7,727	32,005	36.0%	32,366	36.6%	-1.1%
New England (9)	4	458	178	0.2%	57	0.1%	212.3%
Canada	1	607	(1,398)	-1.6%	(1,129)	-1.3%	23.8%

Total Portfolio	109	25,165	$88,871	100.0%	$88,479	100.0%	0.4%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
OTHER NOTES:
(1)	The above pro forma table assumes the 109 hotel properties owned and included in continuing operations as of March 31, 2008 were owned as of the beginning of the periods presented.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
96 HOTELS NOT UNDER RENOVATION AND INCLUDED IN CONTINUING OPERATIONS AT MARCH 31, 2008 AS IF SUCH HOTELS WERE OWNED AS OF THE BEGINNING OF THE PERIODS PERSENTED:
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

1st Quarter 2008	30.03%
1st Quarter 2007	29.23%

Variance	0.80%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.24%
Food & Beverage and Other Departmental	0.46%
Administrative & General	0.04%
Sales & Marketing	-0.15%
Hospitality	-0.03%
Repair & Maintenance	0.05%
Energy	0.18%
Franchise Fee	-0.20%
Management Fee	0.00%
Incentive Management Fee	-0.22%
Insurance	0.20%
Property Taxes	0.05%
Leases/Other	0.19%

Total	0.80%

NOTE:	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

PRO FORMA SEASONALITY TABLE
(dollars in thousands)
(Unaudited)
ALL 109 HOTELS OWNED AND INCLUDED IN CONTINUING OPERATIONS AS OF MARCH 31, 2008:

	2008	2007	2007	2007
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	TTM
Total Hotel Revenue	$315,030	$337,211	$308,924	$342,989	$1,304,154
Hotel EBITDA	$88,871	$104,062	$82,278	$91,820	$367,031
Hotel EBITDA Margin	28.2%	30.9%	26.6%	26.8%	28.1%

EBITDA % of Total TTM	23.8%	27.8%	22.0%	24.5%	100.0%

JV Interests in EBITDA	$1,754	$2,330	$1,577	$1,567	$7,228
NOTES:
(1)	The above pro forma table assumes that the 109 hotel properties owned and included in continuing operations as of March 31, 2008 were owned as of the beginning of the periods presented.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
109 Core Hotels (a)

		2007				2008
		Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Residence Inn Evansville	78	x
SpringHill Suites BWI Airport	133	x
SpringHill Suites Centreville	136	x
SpringHill Suites Gaithersburg	162	x
Courtyard Overland Park	168	x
Hilton Santa Fe	157	x
Hilton Garden Inn Jacksonville	119	x
Marriott at Research Triangle Park	225	x				x	x
Marriott Crystal Gateway	697	x			x	x	x
Sea Turtle Inn Jacksonville	193	x	x	x	x	x	x
Sheraton City Center — Indianapolis	371		x	x					x
JW Marriott San Francisco	338		x	x	x	x	x
Embassy Suites Las Vegas Airport	220			x
Homewood Suites Mobile	86			x	x
Residence Inn Lake Buena Vista	210			x	x
Embassy Suites Walnut Creek	249			x	x	x
Embassy Suites Philadelphia Airport	263			x	x	x	x
Residence Inn Jacksonville	120				x
Hilton Tucson El Conquistador Golf Resort	428				x			x	x
Sheraton San Diego Mission Valley	260				x	x
Hilton Minneapolis Airport	300				x	x	x
Courtyard San Francisco Downtown	405					x
Courtyard Basking Ridge	235					x
TownePlace Suites Manhattan Beach	144					x
Embassy Suites Santa Clara — Silicon Valley	257					x	x
Sheraton Anchorage	375					x	x		x
Hampton Inn Jacksonville	118						x	x
Hampton Inn Houston Galleria	150						x	x
Hampton Inn Lawrenceville	86							x	x
Hilton Dallas — Lincoln Centre	500							x	x
Embassy Suites West Palm Beach	160							x	x
Marriott Legacy Center	404							x	x
Hyatt Regency Coral Gables	242							x	x
Courtyard Ft. Lauderdale Weston	174							x	x
Doubletree Suites Columbus	194								x
Hilton Rye Town	446								x
Hyatt Regency Orange County	654								x
Courtyard Louisville Airport	150								x
SpringHill Suites Manhattan Beach	164								x
SpringHill Suites Charlotte	136								x
SpringHill Suites Raleigh Airport	120								x
SpringHill Suites Mall of Georgia	96								x
SpringHill Suites Richmond	136								x
Hilton Nassau Bay — Clear Lake	243								x
Hilton Costa Mesa	486								x
Courtyard Edison	146								x
SpringHill Suites Philadelphia	199								x
Capital Hilton	408								x

(a)	Only hotels which have had or are expected to have significant capital expenditures during 2007 or 2008 are included in this table. This table excludes a possible $50.0 million related to ROI projects.